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                                       LEASE

THIS LEASE AGREEMENT is made and entered into this 28 day of April, 1998 (the "Effective Date"), by and between Raj Sharma and Narmata Sharma, husband and wife, ("Landlord") and Feather River State Bank, a California corporation, ("Tenant").

                             I. DESCRIPTION OF PREMISES

Landlord, for and in consideration of the rent to be paid by Tenant and of the covenants and provisions to be kept and performed by Tenant under this Lease, hereby leases to Tenant, and Tenant agrees to lease from Landlord, the following: The real property commonly known as 114 "D" Street, Wheatland, California, also known as Yuba County Assessor's Parcel No. 015-282-017-000 ("the Property"), together with the free standing building to be constructed thereon by Landlord pursuant to the terms of this Lease ("the Building"). The term "Premises" as used in and throughout this Lease shall mean both the Property and the Building, and all rights and appurtenances to either.

                                      II. TERM

(a) Original Term.  This lease shall have a term (the "Original Term") of ten
(10) years from the Rent Commencement Date (as hereinafter defined).

(b) Extended Term. Provided that Tenant is not then in default under this Lease, Tenant shall have the option and right to extend the original term of this Lease for two periods of five (5) years each, commencing at midnight on the day on which the Original Term of this Lease terminates (the "extended Term"). The Extended Term provided for herein shall be renewed upon Tenant giving Landlord written notice that it does elect to renew the term of this Lease at least 90 days prior to expiration of the original term of this Lease. During the Extended Term of this Lease, if any, all of the obligations, covenants, and agreements of this Lease shall bind Landlord and Tenant. Following expiration of Extended Term if any, Landlord land Tenant agree to meet and confer regarding further extensions of the Lease, which extensions would be at Landlord's option.

                            III. FIRST RIGHT OF REFUSAL

(a) Right of First Refusal to Purchase Leased Premises. If Landlord, during the Original Term or any Extended Term, elects to sell all or any portion of the Premises, Tenant shall have the right to first refusal to meet any bona fide written offer of sale from a third party on the same terms and conditions of that offer, including but not limited to the price and date for close of escrow, provided Tenant is not then in default under this lease. On receipt of a bona fide third party offer for purchase of the premises, Landlord shall notify

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     Tenant in writing of the offer and its terms and conditions. Tenant, within
     30 days after the date of Landlord's notice to Tenant, shall notify
     Landlord in writing whether or not Tenant agrees to purchase the Premises on the same terms and conditions as contained in the third party offer. A failure by Tenant to give Landlord any written notification within the prescribed time period shall be deemed an election by Tenant not to purchase the Premises. If Tenant elects not to purchase the Premises, Landlord shall be free to sell the premises or portion thereof to that third party in accordance with the terms and conditions of the third party offer.

(b) Exclusions from Right. The right of first refusal granted to Tenant shall exclude all of following transfers: any transfer resulting from the Landlord's death; any transfer by Landlord to Landlord's spouse or any of Landlord's children; any transfer by Landlord to any trust the beneficiaries of which are Landlord and/or Landlord's immediate family and any transfer by Landlord to any entity in which Landlord holds a 51 percent or greater ownership interest. The right of first refusal granted to Tenant also shall not apply in the event of foreclosure (or a deed in lieu of foreclosure) or to a sale of the Premises by a lender who has foreclosed.

(c) Personal Right of Tenant. The right of first refusal granted to Tenant under this lease is personal, and Tenant shall have no right to assign or transfer the right of first refusal either separately from or together with a transfer of Tenant's leasehold interest. Any purported assignment shall be null and void.

(d) If the Premises are sold to any third party during the term of this lease, then the provisions of this section shall thereafter be of no further force or effect.

                                  IV. CONSTRUCTION

(a) Landlord's Construction Obligation. Landlord shall construct on the Property substantially in accordance with the Final Plans, as defined below, a building, containing approximate total floor space of two thousand three hundred thirty-one (2331) square feet and to be used by Tenant for operation of its retail banking business. Landlord's obligation for construction described herein shall be limited to construction of a finished shell, including air and heating system, exclusive of all Tenant improvements, fixtures, equipment, all as more particularly described in the Final Plans.

(b) Final Plans. The parties acknowledge and agree that prior to execution of this Lease, final plans, specifications and working drawings ("Final Plans") have been prepared for the Property. Landlord and Tenant hereby approve these Final Plans, which are attached hereto as Exhibit "A".

(c) Governmental Approval. Landlord has obtained all governmental approvals necessary to commence construction of the building.

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(d)  Construction Period. Within 30 days after the Effective Date, Landlord shall enter into a construction contract with a licensed California general contractor ("the Contractor") for construction of the Building in accordance with the Final Plans. Landlord shall cause the Contractor to commence construction of the Building not later than 45 days after the Effective Date and to complete construction not later than 4 months from the "Effective Date" ("the Construction Period"). The Construction Period shall be extended by a number of days equal to the number of days during which construction commencement or work or both are delayed by: (1) any change requested by Tenant to the Final Plans; (2) any changes in governmental ordinances and regulations applicable to the type of construction, or (3) strike, boycott, shortage of material, act of God, inclement weather preventing construction or other event whether of like or different kind beyond the control of Landlord or Contractor. Landlord must approve any changes in the Final plans requested by Tenant, and Tenant therefor shall pay the cost. In the event construction of the Building is not completed on or before 4 months from the "Effective Date" for any reason except delays caused by (1), (2) or (3) above, the existing land lease between the parties shall be extended at the reduced rate of Ten Dollars ($10.00) per month. If Landlord fails to complete construction by the end of the additional 3-month period, Tenant shall have the right to terminate all obligations under this lease and the existing land lease.

(e) Tenant Inspection and Punchlist. Landlord shall notify Tenant in writing when the construction of the Building and other improvements on the Premises has been substantially completed, and Tenant shall, within 10 days after the date of Landlord's notice, inspect the Building and other improvements on the Premises. Also within said 10-day period, Tenant shall prepare a "Punchlist" of work it deems to be uncompleted and/or defective and deliver said list to Landlord. Landlord shall promptly repair or complete all items listed, on the punchlist which, in the opinion of Landlord or his designers, are necessary to render the Building and other improvements on the Premises in substantial compliance with the Final Plans. If Tenant fails to deliver a punchlist to Landlord within the required 10-day period, Tenant shall be deemed to have accepted the Building and other improvements on the Premises and approved the construction of same.

(f) Building Completion. The building and other improvements on the Premises shall be deemed fully completed by Landlord upon certification by Landlord's architect that the Building and other improvements on the Premises as herein contemplated have been completed in accordance with the Final Plans, (the "Completion Date").

(g) Tenant Fixturing Period. A reasonable time prior to the date the Building is expected to be substantially complete, Landlord shall so notify Tenant, who shall then have the right to commence construction of tenant improvements and installation of equipment and fixtures, provided such work does not interfere with Landlord's construction. Such partial occupancy by Tenant shall be subject to all of the terms and conditions of this Lease. On taking physical possession of the Premises, Tenant, at Tenant's sole cost, shall diligently proceed with its equipping and fixturing of the Building in accordance with the Plans and Specifications for Tenant Improvements attached hereto as Exhibit "B" and incorporated herein by this reference.

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                            V. RENT AND SECURITY DEPOSIT

(a) Minimum Rent: Tenant covenants and agrees to pay to Landlord a minimum guaranteed rent of $33,566.40 per year for the first year of this lease, which rent shall be payable in equal monthly installments of $2,797.20 in advance on the first day of each and every, calendar month during the first year of this Lease, except as otherwise provided in subparagraph (c), below.

(b) Annual Rent Increases. Annually, on the anniversary of the Rent Commencement Date, the minimum rent shall be increased according to the formula set forth below.

          The minimum Rent shall be subject to annual adjustments each year on the anniversary of the Rent Commencement Date (collectively the "Adjustment Dates"). Increases in the Minimum Monthly Rent shall occur annually on the Adjustment Dates, and shall be equal to the increase, if any, of the Consumer Price Index, "CPI Increase" as described below

          The base for computing the CPI Increase is the Consumer Price Index for all Urban Consumers, San Francisco-Oakland City Average (1982~84=100) (all terms), published by the United States Department of Labor, Bureau of Labor Statistics, the "Index", for the month immediately preceding the Commencement Date, the "Beginning Index".
          If the Index published for the month immediately preceding each of the Adjustment Dates (the "Extension Index") has increased over the Beginning Index, the Minimum Rent for the period until the next Adjustment Date shall be set by multiplying the Minimum Rent effective for the twelve (12) month period immediately preceding the Adjustment Date by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.

          If the Index is changed so that the base year differs from that used, as of the Commencement Date, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Lease such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

(c) Commencement of Rent. The first rent payment shall be due and owing 30 days after the Completion Date (the "Rent Commencement Date"). Successive monthly rent payments shall be due on the first day of each calendar month. In the event that the Rent Commencement Date of this Lease falls on a day other than the first day of a calendar month, the first rent payment shall be prorated accordingly.

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                                   VI. INSURANCE

(a) Fire and Extended Coverage. From and after the Completion Date for construction and continuing throughout the term of this Lease and any extension thereof, Tenant, shall procure, carry, and pay for wind, storm, fire, and extended coverage insurance, insuring the Building and other improvements on the Premises for the full cash value thereof, which policies shall name Landlord as an additional insured and shall be issued by responsible insurance companies authorized to do business in California.

(b) Each of such insurance policies shall be in form reasonably satisfactory to Landlord and shall carry an endorsement that before changing or canceling any policy the insurance company issuing the same shall give Landlord at least 30 days' prior written notice. Duplicate originals or certificates of all such insurance policies shall be delivered to Landlord.

(c) Public Liability and Property Damage Insurance. From and after the Completion Date, for construction of the Building and other improvements on the Premises and continuing throughout the Original Term and the Extended Term, if any, of this Lease, Tenant shall protect, indemnify, and save harmless Landlord from and against any and all liability to third parties incurred by and act or neglect of Tenant, or any of its agents, servants, or employees, in, on or about the demised premises, and shall at all times at its own cost protect Tenant and Landlord with public liability insurance and property damage insurance with a responsible insurance company or companies authorized to do business in California in such form as may be reasonably satisfactory to Landlord, with a combined single limit of not less than One Million Dollars ($1,000,000.00). The property damage insurance coverage required hereunder should not be less Five Hundred Thousand Dollars ($500,000.00) in case of damage to property arising out of one accident. Tenant shall within 10 days of the Completion Date for construction of the Building and other improvements on the Premises, deposit with Landlord a certificate showing this insurance to be then in force and naming Landlord as an additional insured.

                             VII. TAXES AND ASSESSMENTS

(a) All real property taxes, municipal, county, and state, and improvement liens or betterment assessment's levied or assessed against the Premises shall be paid, prior to delinquency, by Landlord.

(b) Tenant shall, prior to delinquency, pay all taxes on its personal property located in the Building or on the Premises.

                                  VIII. UTILITIES

Tenant shall pay all costs for water, sewer, gas, and electric current, garbage pickup and disposal,

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and other utilities used or consumed on the Premises as and when the charges for the same become due and payable.

                                      IX. USE

Tenant shall not use or permit the Premises or any part thereof, to be used for any purpose other than a retail bank, without the written consent of Landlord, which shall not be reasonably withheld. Tenant shall at all times during the term of this lease operate its business in a reputable manner consistent with a first- Class retail bank.

                                      X. SIGNS

Tenant may erect, maintain, permit, and from time to time remove such signs in or about the Premises, as Tenant may deem necessary or desirable provided that any signs erected or maintained by Tenant shall comply with all requirements of any governmental authority with jurisdiction.

                                    XI. REPAIRS

(a) Landlord's Repairs. Landlord agrees, at its own cost and expense, to make all structural repairs to the Building including but not limited to foundation, walls, and roof. The Landlord is to be notified by Tenant of necessary repairs, which will be commenced promptly by Landlord. In the event that such work has not been commenced within thirty (30) days from the date of such notice and completed within a reasonable time, thereafter, given the nature and extent of the repair, Landlord agrees that such repairs may be accomplished by Tenant, and Landlord will promptly reimburse Tenant for same.

     Landlord and its agents shall have the right to enter on the Premise after reasonable notice to tenant (and at any time during an emergency) for the purpose of inspecting the same or to make any repairs required to be made by Landlord hereunder. Structural repairs as used in this Article XI menas and is limited to repairs (other than replacement of worn out parts) to the foundations, structural portions of exterior walls, concrete slabs, beams and columns and walls bearing the main load of the roof and floors, but excluding floor covering and any improvements, additions, or changes, structural or otherwise, made by Tenant.

(b) Tenant's Repairs: Tenants agrees that it will, at its own cost and expense, make all repairs of whatever kind and nature, foreseen and unforeseen, to keep the Premises and the Building and other improvements on the Premises in good condition, other than the repairs to be performed by Landlord pursuant to the preceeding subparagraph (a). "Premises and the Building and other improvements on the Premises" as sued in this subparagraph includes heating and air conditioning unit, interior walls, floor coverings and ceilings, painting and maintenance of exterior walls, the interior and exterior portions of all doors, windows, and plate glass, paved driveways and parking areas and landscaping. Landlord hereby assigns to Tenant all warranties and guarantees of work and material made to Landlord by any person

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     performing work or furnishing materials for the construction of the
     Building and other improvements on the Premises.

                                  XII. ALTERATIONS

Tenant shall have the right to make any nonstructural alterations, additions, or improvements to the interior of the Building that Tenant deems necessary or desirable. All structural alterations, additions, or improvements, to the Building shall require the prior written approval of Landlord, which approval shall be granted or withheld in Landlord's sole discretion.

                           XIII. DESTRUCTION OF PREMISES

(a) Landlord's Obligation to Repair. Except as otherwise provided in subparagraph (b), below, if at anytime during the Original term of this Lease or any Extended Term, the Building on the premises is damaged or destroyed by a cause for which insurance is carried on the Premises or Building, Landlord shall promptly repair, rebuild, or restore the Building to substantially the same condition as the Building was delivered to Tenant when newly constructed (i.e., exclusive of tenant fixtures and equipment) and shall be entitled for such purpose to all insurance proceeds. Except for proceeds covering Tenant fixtures and equipment and reimbursement of expenses for business interruption and relocation expense.

(b) Right to Terminate. Notwithstanding subparagraph (a), above, Landlord or Tenant shall have the right to terminate this Lease and shall have no obligation to repair, restore, or rebuild the Premises or the Building under any of the following Circumstances:

(c) Damage or destruction from an insured casualty when the damage or destruction cannot reasonably be repaired, restored, or rebuilt within a period of 180 days;

(d) Damage or, destruction from an uninsured casualty when the cost of repair, restoration, or rebuilding exceeds a total of One Hundred Thousand Dollars ($100,000.00);

(e) Damage or destruction from an insured or uninsured casualty occurring during the last two years of the Original Term of this Lease if Tenant has not, prior to occurrence of the casualty, elected to extend the Original Term of the lease, or occurring during the last five years of the Extended Term, if any, of this Lease;

(f) If Landlord or Tenant elects to terminate this Lease under any of the above Circumstances, written notice shall be given to the other not later than 30 days after occurrence of the casualty.

                                    XIV. DEFAULT

(a) Default Defined. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

          (i) Any failure by Tenant to pay the rent or to make any other payment required to

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                  be made by Tenant hereunder (when such failure continues
                  for 10 days after written notice thereof by Landlord to Tenant).

          (ii) The abandonment or vacation of the Premises by Tenant (the absence of Tenant from or the failure by Tenant to conduct business on the Premises for a period in excess of 14 consecutive days shall Constitute and abandonment or vacation for purposes of this Lease).

          (iii) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, when such failure continues for 30 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a 30-day period, Tenant shall not be deemed to be in default if Tenant commences such cure within the 30-day period and thereafter diligently prosecutes the same to completion.


          (iv) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, when possession is not restored to Tenant within 30 days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets Indicated at the Premises or of Tenant's interest in this Lease, when such seizure is not discharged within 30 days.

(b) Landlord's Right to Terminate. In the event of any such default by Tenant then in addition to any other remedies available to. Landlord at law or in equity, Landlord shall have the right, but no obligation, to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. No act of Landlord shall be construed as terminating this Lease except written notice given by Landlord to Tenant advising Tenant that Landlord elect to terminate the lease. In the event Landlord elects to terminate this Lease, then Landlord may recover from
     Tenant:

          (i) The worth at the time of award of any unpaid rent that had been earned at the time of such termination; plus

          (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the amount of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

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          (iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, and

          (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

          The term "rent;" as used herein, shall mean the minimum annual rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

As used in subparagraph (i) and (ii), above, the "worth at the time of award" is computed by allowing interest at the rate of 10 percent per annum. As used in subparagraph (vi), above the worth at the time of award is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent.

(c) Landlord's Right to Relet. Landlord may elect, in the event of a default by Tenant, to continue this Lease in full force and effect and to collect rent as it becomes due under this Lease In such event, Landlord may enter on and relet the Premises or any part thereof to a third party or third parties for such time or terms and at such rental or rentals and on such other terms and conditions as Landlord in its sole discretion may deem advisable and shall have the right to make alterations and repairs to the Premises Tenant shall be liable for all Landlords' costs in reletting, including but not limited to remodeling costs required for the reletting. In the event Landlord relets the premises, Tenant shall pay all rent due under and at the times specified in this Lease, less any amount or amounts actually received by Landlord from this reletting. After a default by Tenant and continuing for so long as Landlord does not terminate this Lease, Tenant shall have the right to assign or sublease the Premises with the Landlord's consent, which shall not be unreasonably withheld. The consent by Landlord to an assignment or sublease shall not release Tenant from liability under this lease.

(d) Application of Rent from Reletting. In the event that Landlord elects to relet all or a portion of the Premises following a default by Tenant, then rent received by Landlord from the reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of the reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease. The residue, if any, shall be held by Landlord and applied in payment of future rent as the same may be come due and payable hereunder. Should that portion of rent received from the reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, lien Tenant shall pay such deficiency to Landlord immediately on demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such

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     reletting or in making such alterations and repairs not covered by the rent received from the reletting.

(e) Other Rights of Landlord. No act of Landlord, including but not limited to Landlord's entry on the Premises, efforts to relet the Premises, or maintenance of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

                    XV. LANDLORD'S RIGHT TO CURE TENANT DEFAULTS

If Tenant breaches or fails to perform any of the covenants or provisions of this Lease, Landlord may, but shall not be required to, cure Tenant's breach. Tenant shall reimburse any sum expended by Landlord, with the then maximum legal rate of interest to Landlord with the next due rent payment under this Lease.

                            XVI. SURRENDER OF POSSESSION

(a) Surrender of Possession. On the expiration or earlier termination of the original or extended term of this Lease, Tenant shall surrender and yield up peacefully and quietly to Landlord possession of the Premises in as good condition as they were at the time of delivery of possession as herein provided, reasonable wear and tear excepted;

(b) Trade Fixtures. On expiration or sooner termination of this Lease, Tenant shall have the privilege and right at its own expense. To remove its moveable furniture, machinery, equipment, signs, insignia and other indicia of Tenant's tenancy or use. Any damage to the Building caused by such removal shall be repaired at Tenant's expense. All attached fixtures and improvements shall remain and become the property of Landlord.

                                XVII. SUBORDINATION

This Lease and the rights of Tenant hereunder shall be prior to any encumbrance hereafter placed by Landlord on the Premises except, however, that if any lender requires that this lease be subordinate to its encumbrance, this Lease shall be subordinate to that encumbrance provided that any such encumbrance shall contain the provision that neither the bolder thereof nor any purchaser at a foreclosure sale shall deprive Tenant of the use and possession of the Premises, so long as tenant shall fully comply with all the terms, covenants, and provisions of this Lease. Tenant shall promptly execute any documents requested by a lender to effect any subordination described herein and shall attorn to any purchaser at a foreclosure sale or to any grantee named in a deed given in lieu of foreclosure.

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                                XVIII. CONDEMNATION

(a) Continuation of Lease on Partial Taking. Except as otherwise provided in subparagraph (b), below, if any part of the Premises or the Building is taken or condemned by right of eminent domain or sold under threat of eminent domain for a public or quasi-public use, this Lease, as to the part of the Premises so taken, shall terminate as of the date title vests in the condemnor, but shall continue in full force and effect as to the part of the Premises not taken.

(b) Termination for Partial or Total Taking. If Tenant's operations are or will be substantially curtailed by a partial condemnation of the Premises (the taking of any portion of the Building or of 30 percent or more of the parking area that is not replaceable by Landlord from contiguous land shall be deemed to render the use by Tenant of the premises unprofitable or impractical so as to constitute substantial curtailment by partial condemnation), Tenant shall have the right to cancel this Lease by giving 30 days' prior written notice to Landlord within 10 days after Tenant receives notice of the taking that designates the precise area of the Premises to be taken. If all of the Premises are taken or condemned, then this Lease shall terminate as of the date title vests in the condemnor.

(c) Allocation of Award of Purchase Price Tenant shall have no claim to any part of any award or purchase price for the taking, in whole or in part, of the Premises, except for that portion of the price allocated to business interruptions and relocation expenses.

                      XIX. ASSIGNMENT OR TRANSFER BY LANDLORD

Landlord may assign or transfer this Lease in Landlord's sole discretion. Landlord covenants that any assignee or transferee shall assume and agree to be bound by the terms of this Lease.

                        XX. ASSIGNMENT OR TRANSFER BY TENANT

Tenant shall not without Landlord's priors written consent (which consent shall not be unreasonably withheld) assign, sublet, or transfer any or all of its rights and privileges under this Lease, provided, however, that no such assignment, subletting, or transfer shall operate to relieve Tenant of its obligation for the performance of all of the terms and conditions of this Lease, including the payment of the rent herein reserved.

                                    XXI. NOTICES

All notices to Tenant shall be sent by registered or certified mail addressed to the Tenant at its business offices or at such other address as the Tenant shall designate in writing. All notices to the Landlord shall be sent by registered or certified mail to the Landlord at any address as the Landlord shall designate in writing. Notwithstanding any provisions in this Lease to the contrary concerning modifications, a change in address may be effected by a registered or certified letter sent by either party to the other. All payments to the Landlord under the terms of

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this Lease shall be made at the address designated for notices to the Landlord or, at Landlord's option, by electronic funds transfer to an account designated by Landlord. If payments are made by electronic funds transfer, the transfer shall occur on or as soon as possible after the first day of each month.

                                XXII. MODIFICATIONS

No modification, alteration, or amendment of this Lease shall be binding unless in writing and executed by the parties hereto, their heirs, successors, or assigns.

                              XXIII. ENTIRE AGREEMENT

Neither Landlord nor Tenant nor any of their agents have made any statement, promises, or agreements verbally or in writing in conflict with the terms of this Lease. Any and all presentations by either of the parties or their agents made during negotiations prior to execution of this Lease and which representations are not contained in the provisions hereof shall not be binding on either of the parties hereto. Landlord and Tenant agree to indemnify and hold each other harmless from any and all claims, costs, or damages by any person or film claiming to have negotiated, instituted or brought about this Lease. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred on Landlord or Tenant until this Lease has been executed by the Tenant.

                              XXIV. NUMBER AND GENDER

All terms and words used in this Lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular, or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

                            XXV. COUNTERPARTS EXECUTION

This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterpart together shall constitute but one and the same instrument.

                        XXVI. NO JOINT VENTURE OR PARTNERSHIP

Landlord and Tenant are not and shall be considered neither joint venturers nor partners and neither shall have the power to bind nor obligate the other except as set forth herein.

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                                  XXVII. HEADINGS

The Paragraph headings for this Lease are inserted only as a matter of convenience and for reference, and in no way confine, limit, or describe the scope or intent of any Paragraph of this Lease, nor in any way affect this Lease.

                           XXVIII. SUCCESSORS AND ASSIGNS

The covenants and agreements herein contained shall be binding on, and shall inure to, the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                               XXIX. ATTORNEYS' FEES

If any party hereto brings any suit, actions, counterclaim or arbitration to enforce the provisions of the Lease (including without limitation enforcement of any award or judgment obtained with respect to this Lease, the prevailing party shall be entitled to recover a reasonable allowance of attorney's fees and litigation expenses in addition to court costs. "Prevailing party" within the meaning of this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. The parties shall bear their own costs, litigation expenses, and attorneys' fees in any other matter. Each party has been represented by counsel in the negotiation and execution of this Lease.

                              XXX. BINDING ARBITRATION

If a dispute arises from or relates to this contract or the breach thereof and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this contract or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                XXXI. GOVERNING LAW

The rights and obligations of the parties shall be governed by, and this Lease shall be construed and enforced in accordance with the laws of the State of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

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                           XXXII. JURISDICTION AND VENUE

The parties hereto consent to the jurisdiction of all federal and state courts in California, and agree that venue shall lie exclusively in Yuba County, California.

                         XXXIII. CONSTRUCTION OF AGREEMENT

The parties have negotiated the terms of this Lease hereto, and no provision of this Lease shall be construed against either party as the drafter thereof.









LANDLORD:                               TENANT:


                                        FEATHER RIVER STATE BANK, a
/s/ Raj Sharma                          California corporation
-----------------------------------
Raj Sharma



/s/ Narmata Sharma                      By: /s/ Ronald W. Kelly
-----------------------------------        -----------------------------------
Narmata Sharma                               Its: EXECUTIVE VICE PRESIDENT
                                                  -----------------------------


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